                           PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (this "Agreement" or this "Contract") is made and entered into as of the 23rd day of August, 2000, by and among FOLIO CORPORATION, a Utah corporation ("Seller") and VISION IV PROPERTIES, LLC, a Utah limited liability company, ("Buyer"); and FIRST AMERICAN TITLE COMPANY, as escrow agent ("Escrow Agent").

         In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. AGREEMENT TO PURCHASE AND SELL. Seller hereby agrees to sell, and Buyer hereby agrees to buy, subject to the terms and conditions of this Agreement, the following real and personal property (collectively, the "Property"):

                  1.1 Fee simple title in and to the land described on EXHIBIT A attached hereto, together with all easements, rights, privileges and benefits appurtenant thereto (collectively, the "Land"), and the buildings and other improvements thereon (collectively, the "Improvements"). The Land and the Improvements are collectively referred to as the "Real Property";

                  1.2 All of Seller's right, title and interest, if any, in and to fixtures now used in connection with the operation of the Improvements and located therein including, without limiting the generality of the foregoing, any of the following: boilers, pumps, tanks, electric panel switchboards, lighting equipment and wiring, heating, plumbing, ventilating and air conditioning apparatus and equipment, elevators, escalators, and conveyors, and all other tangible personal property owned by Seller and located and used at the Real Property, including, without limitation, the items of personal property set forth in EXHIBIT I attached hereto (collectively, the "Personalty") (without limitation, the Personalty shall include all individual cubicles and furniture (including conference room furniture) currently located at the Real Property but shall not include either (a) free-standing furniture within the private offices at the Real Property), or (b) all computer equipment, PBX and telephone equipment, and networking equipment located at or in the Real Property;

                  1.3 All of Seller's right, title and interest, if any, in and to all intangible property necessary for the future operation or maintenance of the Real Property, including, without limitation, all licenses, permits and warranties, excluding therefrom (i) the tradenames, names, logos signs and identifications, "Folio", "Folio Corporation", "Open Market", "Open Market, Inc.", and all derivatives thereof; and (ii) all patents, trademarks, copyrights, processes, intellectual property and other intangible property used in connection with or related to the business operations of the Seller and its affiliates (as distinct from those necessary for the future operation or maintenance of the Real Property); and

                  1.4 All of Seller's right, title and interest, if any, in and to any land lying in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Real Property or any portion thereof, to the center line thereof, and any unpaid award for any taking by condemnation to be made in lieu thereof.

         2. PURCHASE PRICE. The purchase price for the Property (the "Purchase Price") shall be FOUR MILLION ONE HUNDRED THOUSAND DOLLARS ($4,100,000.00). Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid as follows:

                  2.1 Contemporaneously with the execution of this Agreement, an initial cash deposit in the amount of TEN THOUSAND DOLLARS ($10,000.00) (together with any interest earned thereon, the "Initial Deposit") shall be paid to Escrow Agent.

                  2.2 By not later than the expiration of the Inspection Period, an additional cash deposit in the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (together with any interest earned thereon, the "Additional Deposit") shall be paid to Escrow Agent. The Initial Deposit and the Additional Deposit are referred to herein collectively as the "Deposit."

                  2.3 At the Closing (as hereinafter defined), the Deposit and the balance of the Purchase Price, subject to adjustments and prorations provided for in this Agreement, shall be paid to Seller by wire transfer of immediately available federal funds to Seller's account or such other person as Seller may designate in writing. Without limitation, at the Closing all interest on the Deposit shall be paid to Seller as aforesaid as its own property.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to the best of Seller's actual knowledge as of the date hereof and again as of the Closing, the truth and accuracy of which shall constitute a condition to Closing for the benefit of Buyer. These representations and warranties are made as a material inducement to Buyer to enter into this Agreement, and Buyer would not have entered into this Agreement except in reliance upon the representations and warranties of Seller made herein. Buyer shall be entitled to rely upon the representations and warranties of Seller notwithstanding Buyer's inspection and investigation of the Real Property except to the extent Buyer discovers matters or conditions that indicate the inaccuracy of a representation or warranty, which discovered matters shall be deemed waived upon Closing and the respective representations and warranties shall be deemed modified to reflect the inaccuracy discovered by
Buyer:

                  3.1 AUTHORITY. Seller is a corporation duly organized and validly existing under the laws of the State of Utah, and Seller has all requisite power and authority to enter into this Agreement and all documents now or hereafter to be executed and delivered by Seller pursuant to this Agreement (collectively, "Seller's Documents") and to perform its obligations hereunder and under the applicable Seller's Documents.

                  3.2 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon the Property or other assets of Seller which will not be discharged or released at Closing by reason of the terms of any contract (other than the Trane Contract and the Dover Contract, each as hereinafter defined), mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party.

                  3.3 LEASES. Except for that certain lease dated July 1, 1999 with NextPage LC (the "NextPage Lease"), there are no leases or occupancy agreements affecting the Property.

                  3.4 NO CONDEMNATION. Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Real Property.

                  3.5 CONTRACTS. Seller has delivered to Buyer true, correct and complete copies of all of the service, utility, maintenance, and other contracts or agreements (other than title matters which are of record as of the date hereof) currently in effect with respect to the Property, a list of which is attached hereto as EXHIBIT B (the "Contracts", which term shall also include contracts entered into after the date hereof pursuant to this Agreement).

                  3.6 LITIGATION. To the best of Seller's actual knowledge, there is no material action, suit or proceeding pending or threatened against or affecting the Property, or arising out of the ownership, management or operation of the Real Property, this Agreement or the transactions contemplated hereby.

                  3.7 FIRPTA. Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Internal Revenue Code.

                  3.8 ADVERSE ACTIONS. Seller has not received any written notices from any governmental authority of violations with respect to the Real Property which have not been heretofore corrected. Seller has not received any written notices of any planned or commenced public improvements which may result in special assessments with respect to the Real Property, or written notices from any government agency or court order requiring repair, alteration or correction of any existing condition with respect to the Real Property which have not heretofore been performed or corrected.

                  3.9 PROPERTY ZONING. Seller has not received any written notices from any governmental agency claiming that the Property is not properly zoned for the operation of an office building.

         Seller's representations and warranties set forth in this Agreement shall survive the Closing for a period of twelve (12) months and any action brought on Seller's representations and warranties shall be commenced within said twelve (12) month period or shall be forever barred and waived.

         As used throughout this Article 3, the phrase "to the best of Seller's actual knowledge," "Seller has no actual knowledge" or phrases of similar import shall mean the actual, not constructive or imputed, knowledge of Susan Burton, Director of Real Estate, without any obligation on her part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. Further, to the extent Buyer discovers prior to the Closing any inaccuracy in a representation and warranty of Seller in this Agreement and the Closing occurs, such representation and warranty shall be deemed modified to reflect the inaccuracy discovered by Buyer.

         4. INSPECTIONS.

                  4.1 COMMITMENT FOR OWNER'S TITLE INSURANCE POLICY. Within ten
(10) days after the date of execution of this Agreement, Seller shall deliver to Buyer a commitment (the "Commitment") from First American Title Insurance Company (or another national title insurance company acceptable to Buyer in its reasonable discretion) to issue a standard ALTA owner's title insurance policy in the amount of the Purchase Price, insuring Buyer as the Owner of fee simple title to the Property, with exceptions and exclusions to coverage for the Permitted Encumbrances and for the standard exceptions and exclusions to coverage for matters customarily excluded under an ALTA owner's title insurance policy.

                  4.2 INSPECTIONS. From the date hereof through and including the earlier of (i) the date on which the Closing occurs, or (ii) the date on which this Agreement is terminated in accordance with the terms and conditions hereof, Buyer, its agents, employees and contractors, shall be entitled to perform, at Buyer's sole cost and expense, such inspections of the Property and all matters relating thereto and each aspect thereof that Buyer determines necessary or appropriate. Such inspections may include, without limitation, reviewing and assessing the Commitment and other title matters concerning the Property, conducting surveys, reviewing and assessing the compliance of the Property with applicable laws, rules and regulations such as those relating to zoning, land-use matters, building, fire and safety codes, and reviewing and analyzing environmental conditions affecting the Property. In connection therewith, Buyer and it's agents may enter upon the Property (as coordinated through Seller's property manager), including all leased areas (subject to the rights of tenants), upon reasonable prior notice to Seller, to perform inspections and tests of the Property and matters related thereto, including test borings, environmental studies, examinations and tests of structural and mechanical systems within the Improvements, and examining the books and records of Seller and Seller's property manager relating to the Property. If Buyer wishes to engage in any testing which could damage or disturb any portion of the Property, Buyer shall obtain Seller's prior consent thereto. Without limiting the generality of the foregoing, Seller's written approval shall be required prior to any testing or sampling of surface or subsurface soils, surface water, groundwater, or any materials in or about the Improvements.

                           4.2.1 INSURANCE. Contemporaneously with the execution
hereof, Buyer shall deliver to Seller evidence reasonably satisfactory to Seller that Buyer and all of Buyer's agents and contractors entering onto the Property have obtained comprehensive general liability insurance naming Seller as an additional insured with respect to the Property in an amount of not less than $2,000,000.00 and written on such forms as are reasonably acceptable to Seller.

                           4.2.2 LIMITATION ON INSPECTIONS. In connection with
the right to enter upon the Property set forth in this Article 4, Buyer agrees
(i) not to interfere materially with the operation of the Property or any tenants of the Property, (ii) to restore the Property to its prior condition after the performance of any such inspections, and (iii) to hold harmless and indemnify Seller and Seller's agents, employees, contractors, and tenants from any and all damages, claims, losses and liabilities (including, without limitation, reasonable legal fees and expenses) arising from or related to Buyer's or Buyer's agents' or contractors' or employees' actions or omissions or its failure to satisfy the conditions of subsections (i) and (ii) above. The provisions of this subparagraph shall survive the Closing and delivery of the Deed (as hereinafter defined) or termination of this Agreement.

                  4.3 TERMINATION OPTION. The period of time between the date hereof and 4:00 p.m. on September 17, 2000 is hereinafter referred to as the "Inspection Period." Buyer, in its sole discretion, may elect to terminate this Agreement, for any reason or no reason, by giving notice of such election to Seller on any day prior to and including the final day of the Inspection Period (time being of the essence of the giving of such notice), in which event, except as expressly set forth herein, neither Seller nor Buyer shall have any further liability or obligation to the other hereunder. If such termination by Buyer occurs on or prior to the date which is twenty (20) days after the date of this Agreement, then the Initial Deposit shall be returned to Buyer; however, if such termination occurs after said twenty (20) day period, then the Initial Deposit shall be nonrefundable and shall be retained by Seller as it's own property, free and clear of any rights or claims of Buyer. If Buyer does not elect to terminate this Agreement, then by not later than the expiration of the Inspection Period, Buyer shall deliver the Additional Deposit to Escrow Agent. If Buyer timely delivers the Additional Deposit to Escrow Agent, as aforesaid, the delivery of the Additional Deposit shall be considered an election by Buyer not to terminate this Agreement, and all of the conditions of this Section 4.3 shall be considered satisfied and the Buyer's termination option under this
Section 4.3 shall be null and void and of no further force or effect, and this Agreement and the obligations of the parties shall remain in full force and effect. Without limiting the foregoing, if Buyer fails to deliver the Additional Deposit by not later than the expiration of the Inspection Period, then such failure shall be considered to be an election by Buyer to terminate this Agreement, in which event the Initial Deposit shall be nonrefundable and shall be retained by Seller as its own property, free and clear of any rights or claims of Buyer, and except as expressly set forth herein, neither Seller nor Buyer shall have any further liability or obligation to the other hereunder. Except as set forth in this Article 4, there are and shall be no conditions or contingencies, of any kind whatsoever, to the obligation of Buyer to purchase the Property, including, without limitation, any contingencies relating to the obtaining of financing by Buyer.

         5. AS IS PURCHASE; MAINTENANCE OF PROPERTY.

                  5.1. AS IS PURCHASE. BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS ACQUIRING THE PROPERTY IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY, EXPRESS, IMPLIED OR STATUTORY, ALL OF WHICH ARE HEREBY WAIVED AND DISCLAIMED BY BUYER, EXCEPT FOR ONLY SUCH REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT. OTHER THAN AS EXPRESSLY AND SPECIFICALLY SET FORTH HEREIN, NEITHER SELLER NOR ANY AGENTS, REPRESENTATIVES, OR EMPLOYEES OF SELLER (INCLUDING, WITHOUT LIMITATION, BROKER (AS HEREINAFTER DEFINED)) HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, DIRECT OR INDIRECT, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO BUYER OR ANY AGENTS, REPRESENTATIVES, OR EMPLOYEES OF BUYER WITH RESPECT TO THE CONDITION OR CONSTRUCTION OF THE PROPERTY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, ITS MERCHANTABILITY, ITS COMPLIANCE WITH ANY LAWS, OR OTHERWISE AND BUYER IS NOT AWARE OF AND DOES NOT RELY UPON ANY SUCH REPRESENTATION. BUYER ACKNOWLEDGES THAT THE BUYER HAS HAD OR, PURSUANT TO THE TERMS HEREOF, WILL HAVE A FULL AND COMPLETE OPPORTUNITY TO MAKE SUCH INSPECTIONS (OR HAVE SUCH INSPECTIONS MADE BY CONSULTANTS) AS IT DESIRES OF THE PROPERTY AND ALL FACTS RELEVANT TO ITS USE, INCLUDING, WITHOUT LIMITATION, THE INTERIOR, EXTERIOR, STRUCTURE, AND CONSTRUCTION OF ALL IMPROVEMENTS, AND THE CONDITION OF SOILS AND SUBSURFACES. BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY SELLER OR ITS AGENTS. EXCEPT ONLY WITH RESPECT TO A BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY AND SPECIFICALLY CONTAINED HEREIN, BUYER HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES SELLER, ANY OFFICER, PARTNER, DIRECTOR, EMPLOYEE, AGENT OR PERSON ACTING ON BEHALF OF SELLER AND ANY AFFILIATE OF SELLER OF AND FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, DAMAGES, LIABILITIES AND COSTS WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, WHICH BUYER NOW HAS OR WHICH MAY ARISE IN THE FUTURE AGAINST SELLER OR ANY SUCH OTHER PARTIES RELATED IN ANY WAY TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THEIR CONSTRUCTION, VALUE, COMPLIANCE WITH LAWS, OR CONDITION. IN FURTHERANCE OF THE FOREGOING AND NOT IN LIMITATION THEREOF, BUYER HEREBY AGREES NOT TO ASSERT ANY CLAIM FOR CONTRIBUTION, COST, RECOVERY OR OTHERWISE AGAINST SELLER OR ANY SUCH AFFILIATE (WHETHER ARISING UNDER STATUTORY LAW, COMMON LAW, FEDERAL LAW,

STATE LAW OR OTHERWISE) RELATING, DIRECTLY OR INDIRECTLY, TO THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OF OIL, LEAD PAINT, ASBESTOS, OR HAZARDOUS MATERIALS OR SUBSTANCES ON, OR THE ENVIRONMENTAL CONDITION OF, THE PROPERTY, WHETHER KNOWN OR UNKNOWN. THE PROVISIONS OF THIS SECTION 5.1. SHALL SURVIVE THE CLOSING.

                  5.2 SELLER'S COVENANTS. Seller agrees that:

                           5.2.1 MAINTENANCE OF PROPERTY. From and after the
date of this Agreement through the Closing, the Property will be operated and managed on behalf of Seller in the normal course of business, in a manner consistent with the way the Property is presently being operated and managed.

                           5.2.2 CONTRACTS. All Contracts shall remain in full
force subsequent to, and shall not be terminated as of, the Closing Date and shall be assigned to and assumed by Buyer at Closing, in accordance with an subject to the terms and conditions of the assignment and assumption agreement attached hereto as EXHIBIT F. Seller shall not enter into new contracts, amend Contracts or terminate Contracts (other than due to the default of the other party thereto) without the approval of Buyer, such approval not to be unreasonably withheld, conditioned or delayed. The failure of Buyer to respond to a request by Seller to take any of the foregoing actions within five (5) business days of such request shall be deemed the consent of Buyer to the taking of such action.

         6. CLOSING.

                  6.1. The closing (the "Closing") under this Agreement shall occur at 10:00 A.M. on October 15, 2000 (the "Closing Date"), at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110.

                  6.2 SELLER'S DELIVERIES. At Closing, Seller shall deliver to Buyer the following (collectively, the "Seller's Closing Documents):

                           6.2.1 A Special Warranty Deed (the "Deed") for the
Real Property substantially in the form attached hereto and made a part hereof as EXHIBIT C running to Buyer conveying fee simple title to the Real Property, free from encumbrances except the following "Permitted Encumbrances":

                           (a) taxes and assessments for the then current year and future years as are not yet due and payable at Closing;

                           (b) "roll-back" taxes, if any, pertaining to all or any portion of the Real Property;

                           (c) all covenants, conditions, easements, restrictions, rights-of-way, reservations, and other matters of record set forth as exceptions or exclusions to coverage in the Commitment, or referenced in any other title certification, title report, or title insurance commitment received by Buyer during the Inspection Period; and

                           (d) all covenants, conditions, easements, restrictions, rights-of-way, reservations, and other matters which a survey of the Real Property would disclose provided the same do not materially interfere with the current use of the Improvements.

                           (e) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

                           (f) the effects of the recorded plan(s) of subdivisions of record affecting the Real Property, and rights and interests thereunder or pertaining thereto; and

                           (g) the standard preprinted form exceptions set forth in an ALTA Owner's Title Policy.

                           6.2.2 The Commitment in accordance with Section 4.1
hereof;

                           6.2.3 A Bill of Sale for the Personalty,
substantially in the form attached hereto and made a part hereof as EXHIBIT E.

                           6.2.4 An assignment and assumption agreement
substantially in the form attached hereto and made a part hereof as EXHIBIT F, assigning to Buyer all right, title and interest of Seller in and to the Leases and the Contracts.

                           6.2.5 Originals of all Contracts to the extent in the
possession of Seller.

                           6.2.6 Written notices (collectively, the "Sale
Notices") signed by the Seller, addressed to each contractor to the Contracts, indicating that the Property has been sold to Buyer and that all rights of Seller thereunder and in any security deposits have been assigned to Buyer, substantially in the form of EXHIBIT H attached hereto and made a part hereof, respectively.

                           6.2.7 An affidavit sufficient for the Title Company
to delete any exceptions for parties in possession (other than tenants under the Leases) and mechanics' and materialmen's liens from the title policy for the Real Property. Except for the foregoing affidavit, Seller shall not be obligated under the terms of this Agreement to indemnify the Title Company for any matter affecting title to the Property.

                           6.2.8 Certifications and affidavits as required by
the Foreign Investors Real Property Tax Act, substantially in the form attached hereto and made a part hereof as EXHIBIT G.

                           6.2.9 A closing and proration statement reflecting
all adjustments to the Purchase Price contemplated by this Agreement (the "Closing Statement").

                           6.2.10 The Certificate As To Information Required
Under Internal Revenue Code Section 6045, in the form required under Section 6045 of the Internal Revenue Code.

                           6.2.11 All other documents reasonably required to
effectuate this Agreement and the transaction contemplated hereby.

                           6.2.12 Possession of the Property shall be delivered
to Buyer immediately following the Closing.

                  6.3 BUYER'S DELIVERIES. At Closing, Buyer shall deliver to Seller the following:

                           6.3.1 The Purchase Price in accordance with the
provisions of Section 2.3 hereof.

                           6.3.2 Duplicate originals of the assignment and
assumption agreement in the form attached hereto as EXHIBIT F.

                           6.3.3 The Closing Statement.

                           6.3.4 The Sale Notices.

                           6.3.5 The Certificate As To Information Required
Under Internal Revenue Code Section 6045, in the form required under Section 6045 of the Internal Revenue Code.

                           6.3.6 All other documents reasonably required to
effectuate this Agreement and the transaction contemplated hereby, including, without limitation, such transfer or other similar forms required by law.

                  6.4 TITLE MATTERS. If Seller shall be unable to convey title or satisfy the conditions to Closing on the Closing Date, then Seller shall use reasonable efforts to remove any defects in title or satisfy any condition as provided herein, as the case may be, in which event the

Seller shall give notice thereof to Buyer at or before the Closing Date, and thereupon the Closing Date shall be extended for a period of up to forty-five
(45) days; provided, however, in no event shall Seller be obligated to expend more than $100,000 to remove such title defects and/or satisfy such conditions. In the event Seller shall be unable to convey title or satisfy the conditions to Closing on the date of Closing in accordance with this Agreement, then Buyer shall have the option, exercisable by notice to Seller at or prior to the Closing Date, as the same may have been extended, of either: (i) accepting at Closing such title as Seller is able to convey and/or waiving any defect, and waiving any other condition to Closing as herein required, with no deduction from or adjustment of the Purchase Price; or (ii) terminating this Agreement, in which event all obligations, liabilities and rights of the parties under this Agreement shall terminate except as otherwise herein provided, and the entire Deposit shall be returned to Buyer.

         7. APPORTIONMENTS; TAXES; EXPENSES.

                  7.1      APPORTIONMENTS.

                           7.1.1 TAXES. Applicable real estate and personal
property taxes for the Property shall be apportioned as of the Closing with the Seller being responsible for all taxes payable with respect to the period up to the Closing Date and with Buyer being responsible for such taxes payable with respect to the period from and after the Closing Date and, if necessary, the net amounts shall be added to or deducted from, as the case may be, the Purchase Price. The term "real estate taxes" shall include any installments of betterment, special or similar assessments. If the amount of such taxes is not known at the Closing, such taxes shall be apportioned on the basis of the taxes assessed for the preceding tax period, with a reapportionment within sixty (60) days of the Closing (or as soon thereafter as such taxes are determined) and if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties. Neither party shall be obligated to commence or prosecute abatement proceedings.

                           7.1.2 OPERATING EXPENSES. All maintenance,
management, electricity, water, gas, sewage and other utility and operating expenses applicable to the Property and payments under any Contracts shall be prorated between the Seller and Buyer as of the Closing based on estimates of the amounts that will be due and payable on the next payment date, unless final readings or invoices therefor as of the Closing shall have been obtained, in which case such final readings or invoices shall be utilized as the basis for adjustment. During the sixty (60) day period following the Closing, Seller and Buyer shall recalculate the foregoing adjustment with the result that Seller shall pay for those expenses attributable to the period of time prior to the Closing Date and Buyer shall pay for those expenses attributable to the period of time commencing with the Closing Date. Any and all deposits held by utility companies or with other providers of services to the Property shall remain the property of Seller and be returned to the Seller by such companies and providers, except to the extent that Buyer elects to credit to Seller the amount of any such deposits.

                  7.2      EXPENSES.

                           7.2.1 SELLER'S EXPENSES. Seller shall pay (a) the
recordation taxes incident to the recording of the Deed, and (b) expenses incurred by Seller in connection with the transaction contemplated by this Agreement.

                           7.2.2 BUYER'S EXPENSES. Buyer shall pay expenses
incurred by Buyer in connection with the transaction contemplated by this Agreement.

                           7.2.3 OTHER EXPENSES. Except as herein specifically
provided, Seller and Buyer shall allocate all closing costs between them in accordance with standard practice in Provo, Utah.

                  7.3 ERRORS; SURVIVAL. During the sixty (60) day period following the Closing, Buyer and Seller agree to re-prorate the closing adjustments in order to correct any error in performing the prorations or to reflect information that becomes available during such 60-day period indicating that the prorations performed at Closing were not accurate. The provisions of this Article 7 shall survive the Closing.

         8. EMINENT DOMAIN; CASUALTY.

                  8.1 If all or substantially all of the Property is taken by eminent domain after the date hereof and prior to the Closing, this Agreement shall terminate and the Deposit shall be returned to Buyer. If a taking by eminent domain of a material part of the Property shall be made after the date hereof and prior to the Closing, then the Seller shall promptly notify Buyer of the same (the "Taking Notice"), and Buyer shall have the right to terminate this Agreement by notice from Buyer to Seller given on or before the date that is the earlier to occur of: (a) after ten (10) days the date of the Taking Notice, and
(b) the Closing. In the event Buyer does not terminate this Agreement, Buyer shall accept such title to the Property as the Seller can deliver subject to such taking, in which case Seller shall pay over or assign to Buyer all rights and proceeds arising by reason of such taking (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property) and Buyer shall pay the Purchase Price without reduction.

         If a taking by eminent domain of an immaterial part of the Property shall be made after the date hereof and prior to the Closing, then the Buyer shall accept such title to the Property as the Seller can deliver subject to such taking, in which case Seller shall pay over or assign to Buyer all rights and proceeds arising by reason of such taking (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property) and Buyer shall pay the Purchase Price without reduction. For purposes of this Section 7.1, "material" shall mean any loss due to a condemnation which (a) materially impairs the current use of the Property, (b) eliminates more than ten percent (10%) of the parking spaces servicing the Property, (c) materially and adversely affects access to the Property or (d) results in tenants leasing an aggregate of more than ten (10%) of the then leased area of the Property having the right to terminate their Leases.

                  8.2 If any time after the date hereof and prior to the Closing any portion of the Improvements is destroyed or damaged as a result of fire or any casualty, the Seller shall promptly give notice thereof to Buyer. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:

                           8.2.1 If the "Cost of Repair and Restoration" (as
hereinafter defined) of such destruction or damage shall be $500,000 or less, the obligations of the parties hereunder shall not be affected by such destruction or damage, and Buyer shall accept title to the Property in its destroyed or damaged condition. Buyer shall pay the Purchase Price without reduction, and the Seller shall pay over or assign to Buyer without recourse all rights to any proceeds of insurance payable with respect to such destruction or damage (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property) and Buyer shall receive a credit against the Purchase Price in the amount of any deductible.

                           8.2.2 If the Cost of Repair and Restoration of such
destruction or damage shall exceed $500,000, Buyer shall have the right to terminate this Agreement by notice from Buyer to Seller given on or before the date that is the earlier to occur of (a) ten (10) days after the date of the Cost Notice (as hereinafter defined) and (b) the Closing Date. In the event Buyer does not terminate this Agreement, Buyer shall accept title to the Property in its destroyed or damaged condition in accordance with and subject to the provisions of subparagraph 8.2.1 above. If Buyer so terminates this Agreement, then the Deposit shall be paid to Buyer.

                           8.2.3 The term "Cost of Repair and Restoration" shall
mean the amount of Seller's good faith estimate of the actual cost of repair and restoration to restore the Property to the condition it was in immediately prior to the casualty. Seller shall send Buyer notice of the Cost of Repair and Restoration (the "Cost Notice") promptly after making the aforesaid estimate.

                  8.3 The provisions of Section 8.2 shall survive the delivery of the Deed and the Closing.

         9. REMEDIES.

                  9.1 SELLER'S REMEDIES. If Seller shall have fulfilled all of its obligations under this Agreement in the time and manner specified herein and Buyer breaches any of its obligations hereunder, then Seller shall, as its sole remedy therefor, be entitled to receive the entire Deposit, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyer and Seller acknowledge that the damages to Seller resulting from Buyer's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties' efforts to approximate such potential damages.

                  9.2 BUYER'S REMEDIES. If Buyer shall have fulfilled all of its obligations under this Agreement in the time and manner specified herein and Seller breaches any of its obligations hereunder, Buyer shall have, as its sole remedy therefor, the right either to (a) bring an action for specific performance for conveyance of the Property on the terms set forth in this Agreement, or (b) receive the entire Deposit, in which event this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein.

                  9.3 REMEDIES EXCLUSIVE. By the express agreement of Buyer and Seller, the remedies set forth in this Article 9 constitute the sole remedies at law or in equity available to Buyer and Seller, as the case may be, on account of the other party's breach of its obligations under this Agreement; provided, however, to the extent any terms or provisions hereof are specifically intended to survive the Closing and delivery of the Deed or the termination of this Agreement, the other party shall have all remedies with respect thereto as may be available at law or in equity. In no event, however, shall either party hereto be liable for any consequential, special, indirect or punitive damages, and in no event shall damages for which Seller is responsible hereunder exceed the Purchase Price to the extent actually received by Seller at Closing.

         10. FURTHER ASSURANCES. After the Closing, Seller and Buyer agree to perform such other acts, and to execute, acknowledge and deliver, such other instruments, documents and other materials as the other may reasonably request (at no cost to such party) and as shall be necessary in order to effect the consummation of the transactions contemplated hereby. The provisions of this
Article 10 shall survive the Closing.

         11. REPRESENTATIONS OF BUYER. Buyer hereby makes the following representations and warranties to the best of Buyer's actual knowledge as of the date hereof and again as of the Closing, the truth and accuracy of which shall constitute a condition to Closing for the benefit of Seller. These representations and warranties are made as a material inducement to Seller to enter into this Agreement, and Seller would not have entered into this Agreement except in reliance upon the representations and warranties of Buyer made herein. Seller shall be entitled to rely upon the representations and warranties of Buyer.

                  11.1 AUTHORITY. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Utah and Buyer has all requisite power and authority to enter into this Agreement and all documents now or hereafter to be executed and delivered by Buyer pursuant to this Agreement (collectively, "Buyer's Documents") and to perform its obligations hereunder and under Buyer's Documents.

                  11.2 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer do not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of Buyer which will not be discharged or released at Closing by reason of, the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party.

         Buyer's representations and warranties set forth in this Agreement shall survive the Closing for a period of twelve (12) months and any action brought on Buyer's representations and warranties shall be commenced within said twelve (12) month period or shall be forever barred and waived.

         12. NOTICES. All notices, approvals, consent, requests and other communications provided for herein shall be in writing (from either a party hereto or its counsel) and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

                  12.1     If to Seller:

                           Open Market, Inc.
                           One Wayside Road
                           Burlington, Massachusetts  01803-4613
                           Attention:  Susan Burton, Director of Real Estate

                  With a copy to:

                           Open Market, Inc.
                           One Wayside Road
                           Burlington, Massachusetts 01803-4613
                           Attention:  Office of General Counsel

                  And a copy to:

                           Goulston & Storrs, P.C.
                           400 Atlantic Avenue
                           Boston, Massachusetts 02110
                           Attention:  Frank E. Litwin, Esq.

                  12.2     If to Buyer:

                           W.J. Knowles
                           3311 N University Avenue
                           Suite 200

                           Provo UT 84604

                  With a copy to:

                           Hill, Johnson & Schmutz, LLC
                           3319 North University Avenue, Suite 200
                           Provo, Utah 84604
                           Attention:  Richard L. Hill, Esq.


         Each notice, approval, consent, request, or other communication shall be deemed received at the earlier of (a) when delivered in hand, (b) forty-eight
(48) hours after the same has been deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or (c) twenty-four (24) hours after the same has been deposited with a nationally recognized overnight delivery service which provides tracking and receipt services for such deposited notices, addressed in all cases to the respective party at their addresses set forth above, or to such other address or addresses as the parties may from time to time specify by notice so given.

         13. BROKERS. Buyer and Seller each represent to the other that it has not dealt with any broker or agent in connection with this transaction other than Scott McDonald and Rob T. Smith (collectively, the "Brokers"). Seller shall pay Brokers a commission in connection with this Agreement if, as and when the Closing shall occur and not otherwise, pursuant to a separate agreement. Each of Buyer and Seller hereby indemnifies and holds harmless the other from all losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of a breach of its representation or undertaking set forth in this
Article 13. The provisions of this Article 13 shall survive Closing or the termination of this Agreement.

         14. ESCROW AGENT.

                  14.1 All Deposits paid by BUYER under this Agreement shall be held in escrow by Escrow Agent (the "Escrow Agent") and shall be deposited by the Escrow Agent into an interest bearing bank account at First Security Bank of Utah, N.A. The Escrow Agent shall hold such amounts together with all interest accrued thereon (the "Escrow Funds") in such account until such time as it receives:

      a) A written notice signed by the Buyer and the Seller directing it to release all or a portion of the Escrow Funds to the party specified in such notice; or

      b) A final order, judgment or decree of a court directing the disposition of the Escrow Funds.

                  14.2 The Escrow Agent shall not be responsible for the genuineness of any signature or for the genuineness or collectibility of any check and may rely conclusively and shall be protected in relying upon, and shall have no duty or obligation to investigate, ascertain the correctness or status of, any judgment, order, decree, certificate, notice, request, consent, statement or other instrument delivered to it in connection with its activities hereunder. In no event shall the Escrow Agent be liable for any act performed or omitted to be performed by it hereunder in the absence of willful and wanton misconduct, and in no event shall it be liable or responsible for any failure of the banking institution in which the Escrow Funds are held to pay any amount at the Escrow Agent's direction or for any failure of such amounts to be covered by deposit insurance. BUYER and SELLER hereby jointly and severally indemnify and hold the Escrow Agent harmless from any damage, cost, liability or expense (including, but not limited to, legal fees either paid to retained attorneys or representing the fair value of legal services rendered by the Escrow Agent) which the Escrow Agent may incur by reason of its actions hereunder, without prejudice to any right which the SELLER or the BUYER may have to recover from the other for any such damage, cost, liability or expense. Without limiting the generality of the foregoing, in no event shall the Escrow Agent be required to take any action unless and until it has been indemnified to its satisfaction by the party requesting such action.

                  14.3 In the event that a dispute shall arise as to the disposition of the Deposit, the Escrow Agent shall have the right, at its option, to either hold the same or deposit the same with a court of competent jurisdiction pending decision of such court, and the Escrow Agent shall be entitled to rely upon the final decision of such court no longer subject to appeal.

                  14.4 The Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. The Escrow Agent may act in reliance upon (i) any instrument or signature believed to be genuine and duly authorized, and (ii) advice of counsel in reference to any matter or matters connected therewith.

         15.      MISCELLANEOUS.

                  15.1 ASSIGNABILITY. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or person without the prior written consent thereto by Seller. No assignment or transfer by Buyer will release Buyer of its obligations hereunder.

                  15.2 GOVERNING LAW; PARTIES IN INTEREST. This Agreement shall be governed by the laws of the State of Utah and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

                  15.3 RECORDING; CONFIDENTIALITY. Neither this Agreement nor any notice or memorandum hereof shall be recorded in any public record. A violation of this prohibition shall constitute a material breach of this Agreement. Prior to Closing, Buyer shall maintain in strict confidence all information received by it from Seller or obtained as a result of its inspection of the Property or review of Seller's books and records, this obligation to survive the termination of this Agreement.

                  15.4 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

                  15.5 HEADINGS. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  15.6 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  15.7 EXHIBITS. All Exhibits which are referred to herein and which are attached hereto or bound separately are expressly made and constitute a part of this Agreement.

                  15.8 MERGER. Except as otherwise specifically provided herein, the acceptance of the Deed by the recordation thereof shall be deemed to be a full and complete performance and discharge of every agreement and obligation of Seller herein contained.

                  15.9 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits hereto set forth all of the covenants, representations, warranties, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. This Agreement may be amended, modified or altered only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

                  15.10 COST OF LITIGATION. In the event of any litigation to enforce this Agreement if either party obtains final judgment on the merits, then the prevailing party shall be entitled to recover the reasonable actual out-of-pocket attorneys fees and disbursements which it incurs in connection with said action.

                  15.11 LIMITATION OF LIABILITY. In no event shall any officer, director, partner, shareholder, agent or employee of Buyer be personally liable for any of the obligations of Buyer under this Agreement. In no event shall any officer, director, partner, shareholder, agent or employee of Seller be personally liable for any of the obligations of Seller under this Agreement.

                  15.12 NO AGREEMENT UNTIL EXECUTION AND DELIVERY. The delivery by either party of unexecuted copies of this Agreement is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer or an acceptance by either party or an agreement to sell or purchase the Property, as applicable, and neither party shall be bound by the terms hereof until a definitive agreement satisfactory to both Purchaser and Seller has been executed and delivered by both parties.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as an instrument under seal as of the date first above written.

                             SELLER:

                             FOLIO CORPORATION, a Utah corporation


                                    By: /s/ Betty J. Savage
                                      ---------------------------------
                                       Name:Betty J. Savage
                                       Its: Secretary
                                       Hereunto duly authorized
                                       Federal Taxpayer ID # 87-0443158


                             BUYER:

                             VISION IV PROPERTIES LLC, a Utah limited liability company

                                /s/ W.J. Knowles
                             -----------------------------------
                             W.J. Knowles, its manager, hereunto duly authorized Federal Taxpayer ID # 87-0643828

                             ESCROW AGENT:


                             FIRST AMERICAN TITLE INSURANCE
                             COMPANY


                                /s/ Charles S. Walker
                             -------------------------------
                             By:
                             Name: Charles S. Walker
                             Its: Vice President

                             Address and Telephone Number:

                             578 So. State
                             Orem, Utah 84058
                             (801) 224-8676

                              SCHEDULE OF EXHIBITS


    Exhibit A         --       Legal Description of Land
    Exhibit B         --       Contracts
    Exhibit C         --       Special Warranty Deed
    Exhibit D         --       Title Exceptions
    Exhibit E         --       Bill of Sale
    Exhibit F         --       Assignment and Assumption Agreement Re: Contracts
    Exhibit G         --       Non-Foreign Certification
    Exhibit H         --       Notice of Sale Letter to Contractors
    Exhibit I         --       Schedule of Personal Property

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                                    CONTRACTS

1.       Agreement with Bratt, Inc., for landscaping and maintenance services;

2.       Agreement with Simplex, for monitoring services;

3. Agreement with The Trane Company, for air conditioning equipment controls and related heating equipment services (the "Trane Contract");

4. Agreement with Professional Building Maintenance, for janitorial services; and

5. Agreement with Dover Elevator Company, for elevator maintenance services (the "Dover Contract").

                                    EXHIBIT C

                              SPECIAL WARRANTY DEED

                                  FORM OF DEED

                              SPECIAL WARRANTY DEED

         The undersigned, FOLIO CORPORATION having a mailing address of ________ (the "Grantor"), for consideration paid and in full consideration of _____________ AND 00/100 DOLLARS ($___________) paid and other good and valuable consideration, hereby CONVEYS and WARRANTS against all claiming by, through or under it, but not otherwise, to VISION IV PROPERTIES, LLC, a Utah limited liability company having a mailing address of c/o ___________________ (the "Grantee"), the land and all improvements thereon located in the Provo City, Utah County, Utah, and more particularly described on Exhibit A attached hereto and made a part hereof.

         Reference is made to that certain Purchase and Sale Agreement (the "Agreement") dated July ___, 2000, between Grantor as Seller, and Grantee, as Buyer. All capitalized words and phrases used below and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The property conveyed hereby is conveyed subject to the following:

                           (a) taxes and assessments for the then current year and future years as are not yet due and payable at Closing;

                           (b) "roll-back" taxes, if any, pertaining to all or any portion of the Real Property;

                           (c) all covenants, conditions, easements, restrictions, easements, rights-of-way reservations, and other matters of record set forth as exceptions or exclusions to coverage in the Commitment or in any other title certification, title report, or title insurance commitment received by Grantee during the Inspection Period; and

                           (d) all covenants, conditions, easements, restrictions, easements, rights-of-way reservations, and other matters which a survey of the Real Property would disclose provided the same do not materially interfere with the current use of the Improvements.

                           (e) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

                           (f) the effects of the recorded plan(s) of subdivisions of record affecting the Real Property, and rights and interests thereunder or pertaining thereto; and

                           (g) the standard preprinted form exceptions set forth in an ALTA Owner's Title Policy.


         IN WITNESS WHEREOF, the said Grantor has executed this Deed as a sealed instrument as of the ______ day of ______________, 2000.

                                 FOLIO CORPORATION


                                 By:
                                    --------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------
                                      Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS)
                             )
COUNTY OF                    )            ___________ ___, 2000


         On this day, before me, personally appeared ____________________ who being by me duly sworn, did say that he is _________________ of _________________ and he acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said ________________, before me



                                   -----------------------------------------
                                   Notary Public
                                   My Commission expires:
                                                         -------------------

                                    EXHIBIT A
                                LEGAL DESCRIPTION

                                    EXHIBIT D

                                TITLE EXCEPTIONS

                                    EXHIBIT E

                              FORM OF BILL OF SALE

                                  BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS, that FOLIO CORPORATION, ("Seller"), for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to _______________ ("Buyer"), its successors and assigns, for its and their own use and benefit, forever, any and all personal property owned by Seller and now at, in or upon or used in connection with the premises known as The NextPage Building, City of Provo, County of Utah, State of Utah, and more particularly described in EXHIBIT A attached hereto (the "Premises"). Said personal property to include the following:

         All items of personal property owned by Seller and located on the Premises or used in connection with the ownership or operation of the Premises, including, without implied limitation, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof, and any intangible property now or hereafter owned by Seller and used in the ownership or operation of the Premises and including, without limitation, to the extent Seller has rights therein that can be assigned, any plans and specifications, surveys, drawings, manuals, and records, and with respect to the management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises, permits, licenses, governmental approvals, guaranties, warranties, contracts, lease agreements, service contracts, utility contracts or other rights relating to the ownership, use or operation of the Premises; however, specifically excluding therefrom (i) all free-standing furniture within the private offices at the Premises;
         (ii) all computer equipment, PBX and telephone equipment, and networking equipment located at or in the Premises; (iii) the tradenames, names, logos, signs, and indentifications, "Folio", "Folio Corporation", "Open Market", "Open Market, Inc.", and all derivatives thereof; and (iv) all patents, trademarks, copyrights, processes, intellectual property and other intangible property used in connection with or related to the business operations of the Seller and its affiliates (as distinct from those necessary for the future operation or maintenance of the Real Property).

         Except as expressly set forth in the Purchase and Sale Agreement for the Premises, Seller makes no warranty, express or implied, as to the condition of the personal property or its merchantability of fitness for any particular purpose. By its acceptance of this Bill of Sale, Buyer acknowledges that it has fully inspected the personal property and Buyer accepts the same in its present use and "as is condition" in accordance with and subject to, and except as otherwise expressly provided in the Purchase and Sale Agreement for the Premises.

         Seller does hereby agree to warrant and defend title to said personal property unto Seller, its successors and assigns against the lawful claims and demands of all persons claiming by, through or under Seller.

      The liability of the Seller hereunder shall be limited as provided in the Purchase and Sale Agreement, dated _______ __, 2000.

         In Witness Whereof, Seller has executed this Bill of Sale, under seal, as of the ____ day of ______________, 2000.

Witness:                           SELLER:

                                   FOLIO CORPORATION



                                   By:
----------------------------          -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Hereunto duly authorized

                                    EXHIBIT A

                          DESCRIPTION OF REAL PROPERTY

                                    EXHIBIT F

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                  RE: CONTRACTS

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this ____ day of _________, 2000, by and between FOLIO CORPORATION, having an address of c/o Open Market, Inc., One Wayside Road, Burlington, Massachusetts 01803, ("Assignor"), and ________________________________ ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignee has this date purchased from Assignor certain real property (the "Premises"), known as The NextPage Building, Provo, Utah, all more particularly described on EXHIBIT A attached hereto made a part hereof, and

         WHEREAS, under the terms and conditions of the Purchase and Sale Agreement pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

         1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to all those certain service, supply and maintenance agreements, equipment leases and other contracts with respect to or affecting the Premises specifically listed on EXHIBIT B attached hereto and made a part hereof (collectively, the "Contracts").

         TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

         2. Assignee hereby accepts the foregoing assignment of the Contracts and hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under or with respect to the Contracts. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, liabilities and costs (including reasonable attorneys' fees and costs) arising out of or relating to Assignee's failure to perform any duty or obligation assumed by Assignee under the Contracts.

         3. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, liabilities and costs (including reasonable attorneys' fees and costs) arising out of or relating to Assignor's failure to perform any duty or obligation accruing before the date hereof under the Contracts or with respect to the Security Deposits.

         4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal on the day and year first above written.

                               ASSIGNOR:

                               FOLIO CORPORATION



                                      By:
                                         ---------------------------------------
                                           Name:
                                                --------------------------------
                                           Its:
                                               ---------------------------------

                                 ASSIGNEE:

                                 ------------------------------

                                      By:
                                         ---------------------------------------
                                           Name:
                                                --------------------------------
                                           Its:
                                               ---------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                                    CONTRACTS









                                      I-1-

                                    EXHIBIT G

                            NON-FOREIGN CERTIFICATION

         Section 1445 of the Internal Revenue Code provides that a transferee (or buyer) of a U.S. real property interest must withhold tax if the transferor (or seller) is a foreign person. To inform the transferee that withholding of a tax is not required in connection with the transfer of a U.S. real property interest by OPEN MARKET, INC. ("Seller"), the undersigned being duly authorized hereby certifies as to the following:

         1. Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien individual (as those terms are defined in the Internal Revenue Code
                  Section 1445 and regulations promulgated thereunder or under other provisions applicable thereto);

         2.       The U.S. Taxpayer Identification Number of Seller is
                  ____________;

         3. The address of Seller is One Wayside Road, Burlington, Massachusetts 01803-4613.

         The undersigned understands that this Certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both.

         Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete.

Date:    _________________, 2000

                                      SELLER:

                                      FOLIO CORPORATION


                                             By:
                                                --------------------------------
                                                  Name:
                                                       -------------------------
                                                  Its:
                                                      --------------------------


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



                                    EXHIBIT H

                      NOTICE OF SALE LETTER TO CONTRACTORS



__________________, 2000

                                                              VIA CERTIFIED MAIL
                                                        RETURN RECEIPT REQUESTED

Re:      The NextPage Building, Provo, Utah

Dear Contractor:

This is to advise you that the above referenced property was sold to ______________ ("Purchaser"). As part of the sale, your contract has been assigned to Purchaser, Purchaser has assumed the obligations as owner under your contract from and after the date of this letter, and any goods, services or utilities supplied to the property subsequent to the date of this letter shall be for its account.

The above referenced property will be managed by ___________________________, and all future invoices and correspondence and any and all notices to Purchaser should be sent to:

Thank you for your attention to this matter.

                                  SELLER:

                                  FOLIO CORPORATION




                                         By:
                                            ------------------------------------
                                              Name:
                                              Its:


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

                                  BUYER:

                                  ------------------------------

                                  By:
                                     -------------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------


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